SECURITIES AND EXCHANGE COMMISSION


                   Washington, D.C.  20549


                          FORM 8-K


                       CURRENT REPORT



      Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported) December 19, 1997


                  UNITED MOBILE HOMES, INC.
    (Exact name of registrant as specified in its charter)



   New Jersey                        0-13130              22-1890929
 (State or other jurisdiction       (Commission          (IRS Employer
     of incorporation)              File Number)     Identification Number)



       125 Wyckoff Road, Eatontown, NJ  07724
     (Address of principal executive offices)



     Registrant's telephone number, including area code  (732) 389-3890




     (Former name or former address, if changed since last report.)


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Item 2.  Acquisition or Disposition of Assets.

           On December 19, 1997, United Mobile Homes, Inc. (Registrant) purchased Waterfalls Village, a 202-space manufactured home community located in Hamburg, New York from Home Properties of New York, L.P., an unrelated entity. This community is 100% occupied. The purchase price was approximately $4,200,000. United Mobile Homes, Inc. paid approximately $1,050,000 in cash and obtained a mortgage from Summit Bank of approximately $3,150,000. This mortgage payable is at an interest rate of 7-5/8% and is due January 1, 2003. The property acquired is a manufactured home community and will continue to be used as such.

Item 7.  Financial Statements and Exhibits.

(a)  Financial statements of businesses acquired.

      Pursuant to Regulation S-X, Rule 3-14, Registrant is required to present, for the most recent fiscal year, an audited income statement for the property acquired. The property was acquired from an unrelated party. It is not practical to present this income statement with this filing. Registrant will provide this information on an amendment to this Form 8-K within 60 days from the date of this filing.

      Registrant is also required to report the material factors considered in assessing the property, which are as follows:

           * Description of Property - The property acquired is a manufactured home community with 202 double-wide spaces on approximately 35 acres located at 3450 Howard Road, Hamburg, New York. The community has paved streets and concrete driveways. The community is serviced by municipal sewer and water systems.

      * Occupancy Rate and Rent Amount - The community is 100% occupied. All spaces are leased on a month-to-month basis. The rent per space per month range from $284 to
$339.   The  weighted average rent per space  per  month  is
$313.

      * Basis of Acquired Property for Depreciation - The basis for depreciation is the purchase price of the property. Per the Sales and Purchase Agreement, $3,775,000 of the purchase price is allocated to land improvements which will be depreciated over a 27.5 year life on a straight-line basis (Modified Accelerated Recovery System) and $5,000 of the purchase price is allocated to machinery and equipment which will be depreciated over a 5 year life on a straight-line basis. The residual is attributable to land.


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      *   Anticipated  Capital Improvements - The Registrant
does not anticipate any significant capital improvements.

     *   Insurance Coverage - Insurance on the property will
be included with the Registrant's overall insurance package.
In   the  opinion  of  the  Registrant,   this  coverage  is
adequate.

      The Registrant knows of no other material factors relating to the property acquired other that those discussed in this Form 8-K.

(b)  Pro forma financial information.

      Pursuant to Regulation S-X, Article 11, Registrant is required to present pro forma financial information. The following is pro forma financial information. The impact of the property acquired to the financial statements of the Registrant is as follows:

      ADJUSTMENTS   TO  STATEMENT  OF  INCOME FOR  THE  YEAR
      ENDED DECEMBER 31, 1996

      Rental and Related Income - Increase of $759,000 based upon the weighted average rent per space per month of $313 times 202 spaces times 12 months.

      Community  Operating Expenses - Increase  of  $325,000
      based upon the Registrant's Operating Expense Ratio of 43%.

      Interest Expense - Increase of $238,000 based upon a mortgage of $3,150,000 at 7-5/8% interest and total monthly principal and interest payments of $25,617.

      Depreciation Expense - Increase of $138,000 based upon $3,775,000 of land improvements with straight-line depreciation over a 27.5 year life and $5,000 of machinery and equipment with straight-line depreciation over a 5 year life.

      Net Income - Increase of $58,000 (rental and related income less community operating expenses, interest expense and depreciation expense).

      The effect of cash made available by operations will be an increase of $196,000 (net income plus depreciation expense).


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      ADJUSTMENTS   TO  STATEMENT  OF  INCOME FOR  THE  NINE
      MONTHS ENDED SEPTEMBER 30, 1997

      Rental and Related Income - Increase of $569,000 based upon the weighted average rent per space per month of $313 times 202 spaces times 9 months.

      Community  Operating Expenses - Increase  of  $245,000
      based upon the Registrant's Operating Expense Ratio of 43%.

      Interest Expense - Increase of $179,000 based upon a mortgage of $3,150,000 at 7-5/8% interest and total monthly principal and interest payments of $25,617.

      Depreciation Expense - Increase of $104,000 based upon
      $3,775,000 ofland improvements with straight-line depreciation over a 27.5 year life and $5,000 of machinery and equipment with straight-line depreciation over a 5 year life.

      Net Income - Increase of $41,000 (rental and related income less community operating expenses, interest expense and depreciation expense).

      The   effect   of  cash  made available by  operations
      will be an increase of $145,000 (net income plus depreciation expense).

     ADJUSTMENTS TO THE BALANCE SHEET AT SEPTEMBER 30, 1997

     Cash and Cash Equivalents - Decrease of $1,050,000, the amount of cash used for the purchase.

     Investment  Property  and Equipment  -   Increase   of
     $4,200,000, based on the purchase price.

     Mortgages Payable - Increase of $3,150,000, the amount of the mortgage on the acquired property.

     Registrant  knows of no other financial statement item
which   would   be  materially  affected  by  the   acquired
property.




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                         SIGNATURES


       Pursuant   to  the  requirements  of  the  Securities
       Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                UNITED MOBILE HOMES, INC.





                                /s/ Samuel A. Landy
                                SAMUEL A. LANDY
                                President






     Date       December 30, 1997








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